Corporate Communications
P. O. Box 388
Yazoo City, Mississippi 39194
(662) 746-4131

                News Release

                                                                                       Contacts:               Keith Johnson, Investor Relations
                                                                                                                                Melinda Hood, Corp. Communications
                                                                                                                                Mississippi Chemical Corporation
                                                                                                                                (662) 746-4131

                                                                                                                                For further information, please visit our
                                                                                                                                website @ www.misschem.com

MISSISSIPPI CHEMICAL ANNOUNCES FILING OF AMENDED PLAN OF REORGANIZATION

 YAZOO CITY, Miss. Sept. 2, 2004 - Mississippi Chemical Corporation (OTC BB: MSPIQ.OB) today announced that it has filed an amended plan of reorganization with the U.S. Bankruptcy Court for the Southern District of Mississippi.  Subject to court approval, the company's amended plan implements the matters described in the August 9, 2004, press release announcing the proposed transaction for the sale of the company's nitrogen operations to Terra Industries Inc.  The amended plan also includes separate treatment of the company's ongoing phosphate business and the companies that formerly operated the company's potash business, and facilitates the separation of those businesses from Mississippi Chemical prior to the closing of the Terra transaction.

For details of the company's amended plan of reorganization, a copy of the plan will be available tomorrow at www.bmccorp.net/misschem.  The company intends to file the related disclosure statements with the court by September 10, 2004.

Mississippi Chemical Corporation is a leading North American producer of nitrogen and phosphorus products used as crop nutrients and in industrial applications. Production facilities are located in Mississippi, Louisiana, and through Point Lisas Nitrogen Limited, in The Republic of Trinidad and Tobago. On May 15, 2003, Mississippi Chemical Corporation, together with its domestic subsidiaries, filed voluntary petitions seeking reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Except for the historical statements and discussion contained herein, statements set forth in this news release constitute "forward-looking statements." These forward‑looking statements rely on a number of assumptions concerning future events, risks, and other uncertainties that are beyond the company's ability to control. Readers are cautioned that a number of factors could cause actual results to differ materially from the forward‑looking statements, including without limitation: (i) the ability of the company to operate pursuant to the terms of its debtor-in-possession revolving and term loan financing facilities, (ii) operating constraints, costs and uncertainties associated with the bankruptcy proceedings, (iii) the ability of the company to prosecute, confirm and consummate  the amended plan of reorganization and the satisfaction of closing conditions to the related proposed transaction with Terra, (iv) the ability of the company to receive trade credit, (v) the ability of the company to maintain contracts that are critical to its operations, (vi) changes in matters which affect the global supply and demand of fertilizer products and industrial chemicals, (vii) high natural gas prices and the volatility of the natural gas market, (viii) a variety of conditions in the agricultural industry such as grain prices, planted acreage, projected grain stocks, U.S. government policies, weather, and changes in agricultural production methods, (ix) possible unscheduled plant outages and other operating difficulties, (x) price competition and capacity expansions and reductions from both domestic and international competitors, (xi) foreign government agricultural policies (in particular, the policies of the governments of India and China regarding fertilizer imports), (xii) the relative unpredictability of international and local economic conditions, (xiii) the relative value of the U.S. dollar, (xiv) regulations regarding the environment and the sale and transportation of fertilizer products, (xv) oil costs and the impact of war in the Middle East, (xvi) the occurrence of any national calamity or crisis, including an act of terrorism, (xvii) the continuing efficacy of unfair trade remedies, and the outcome of pending unfair trade remedy (antidumping) cases, (xviii) the ability of the company to retain key employees, and (xiv) other important factors affecting the fertilizer industry and the company as detailed under the heading "Certain Business Factors" and elsewhere in the company's most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission.

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